SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 22, 2009

M&F BANCORP, INC.
(Exact Name of Registrant as specified in its charter)

North Carolina	000-27307	56-1980549
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2634 Durham-Chapel Hill Boulevard, Durham, North Carolina 27707
(Address of principal executive offices)

Registrant’s telephone number, including area code (919) 687-7800

Not Applicable
(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 – OTHER EVENTS

On April 22, 2009, Kim D. Saunders, President and Chief Executive Officer of M&F Bancorp, Inc. (the "Company") entered into a stock purchase plan to purchase a limited amount of the Company's shares for personal financial management purposes (the "10b5-1 Plan"). The 10b5-1 Plan is designed to comply with both Rule 10b-5 under the Securities Exchange Act of 1934, as amended, and the Company's insider trading policies regarding stock transactions. Rule 10b5-1 allows corporate officers, directors and other employees to adopt written, prearranged stock trading plans when not in possession of material non-public information.

Under Ms. Saunders’ 10b5-1 Plan, a broker is authorized to purchase up to a specified number of shares of the Company's common stock, pursuant to the terms and conditions of her 10b5-1 Plan, including purchase price thresholds, unless the 10b5-1 Plan is terminated earlier pursuant to its terms. The 10b5-1 Plan, which became effective April 22, 2009, allows for the purchase of a maximum 20,000 shares. The 10b5-1 Plan will terminate, subject to certain conditions, no later than January 1, 2011.

The 10b5-1 Plan has been approved pursuant to the terms of the Company's policies. Transactions made under the 10b5-1 Plan will be disclosed publicly through appropriate filings with the Securities and Exchange Commission. Except as may be required by law, the Company does not undertake to report on specific Rule 10b5-1 pre-planned stock trading plans of Company officers, nor to report modifications or terminations of the aforementioned 10b5-1 Plan or the plan of any other individual.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M&F BANCORP, INC.

By:	/s/ Lyn Hittle
Lyn Hittle
Chief Financial Officer

Dated: April 28, 2009